Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is dated as of the 16th day of October, 2023 and is made by and between FTAC Emerald Acquisition Corp. (the “Maker”) and Emerald ESG Sponsor, LLC (the “Payee”).

RECITALS

A. Maker executed that certain Promissory Note dated January 13, 2023 in the original principal sum of up to one million five hundred thousand dollars ($1,500,000) (the “Note”).

B. Maker and Payee have agreed to amend the Note.

C. Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

D. All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. The introductory paragraph of the Note is hereby amended and restated in its entirety to read as follows:

“FTAC Emerald Acquisition Corp. (the “Maker”) promises to pay to the order of Emerald ESG Sponsor, LLC (the “Payee”) the principal sum of up to THREE MILLION DOLLARS ($3,000,000) (the “Maximum Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below.”

2. Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“1. Principal. The Payee shall be obligated to lend to the Maker amounts up to the Maximum Principal Amount. The principal balance of this Note, as reflected on Schedule A hereto (such Schedule to be updated from time to time by the Maker as amounts are borrowed from the Payee up to the Maximum Principal Amount) shall be repayable on the date (the “Maturity Date”) on which the Maker consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). No amount shall be due under this Note if such Initial Business Combination is not consummated on or before such time as the Maker has redeemed 100% of the Offering Shares (as such term is defined in Maker’s Second Amended and Restated Certificate of Incorporation, as amended from time to time, the “Charter”)) pursuant to Section 9.01(b) of the Charter.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

FTAC EMERALD ACQUISITION CORP.

By:	/s/ Bracebridge H. Young, Jr.
Name:	Bracebridge H. Young, Jr.
Title:	President and Chief Executive Officer